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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            DNB FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                23-2222567
--------------------------------------------------------------------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

4 Brandywine Avenue, Downingtown, PA                     19355
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

                             1995 STOCK OPTION PLAN
            (As amended and restated, effective as of April 27, 2004)
--------------------------------------------------------------------------------
                            (Full title of the plan)

                    Bruce E. Moroney, Chief Financial Officer
                            DNB FINANCIAL CORPORATION
              4 Brandywine Avenue, Downingtown, Pennsylvania 19335
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 873-5253
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ---------------------- ----------------------- ----------------------
                                                   Proposed maximum        Proposed maximum
  Title of securities         Amount to be          offering price        aggregate offering          Amount of
    to be registered         registered (1)          per share (2)            price (3)           registration fee
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
Common Stock (par value     200,000 shares              $26.37                $5,274,000                  $668.22
$1 per share)
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Represents the number of additional, previously unregistered shares to be issued under the 1995 Stock Option Plan (as amended and restated, effective as of April 27, 2004) of DNB Financial Corporation (the "Plan") assuming issuance and exercise, in addition to the remaining shares previously registered.

(2) The price per share of $26.37 is estimated, in accordance with Rule 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee and was the average of the bid and asked prices per share of the Common Stock on December 6, 2004.

(3) Estimated, in accordance with Rule 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                  The following documents and information filed by DNB Financial Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are, as of their respective dates, incorporated into this Registration Statement by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 29, 2004 (File No. 0-16667);

                  (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 (filed with the Commission on May 17, 2004) June 30 (filed with the Commission on August 12, 2004) and September 30, 2004 (filed with the Commission on November 15, 2004) (File No. 0-16667);

                  (c) the Company's definitive proxy statement for the 2004 annual meeting of shareholders filed with the Commission on April 27, 2004 (File No. 0-16667); and

                  (d) the description of the Company's securities as contained in the Company's registration on Form 8-A as filed with the Commission on April 4, 1988, and as contained in Amended and Restated Articles of Incorporation as amended effective June 15, 2004 filed on August 14, 2001, as Exhibit 3(i) to the Company's Form 10-Q (File No. 0-16667).

                  The class of securities to be offered pursuant to this S-8 registration statement is Common Stock of the par value of $1.00 per share, of which the Company has authority to issue ten million (10,000,000) shares. The holders of such shares of voting stock of the Company do not have the right to cumulative voting. In each election of Directors every shareholder is entitled to one vote for each Director to be elected, for each share of stock having the right to vote in such election registered in his or her or its name. In addition, the shares when issued will be fully paid and non-assessable.

                  All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  Upon written or oral request by a Plan participant, the Company will deliver a copy of each of the documents described in the two preceding paragraphs to such participant free of charge. To request any or all of such documents, a Plan participant may use the following address or telephone number:

                        DNB Financial Corporation
                        4 Brandywine Avenue
                        Downingtown, PA 19335
                        Attention:  Bruce E. Moroney, Chief Financial Officer
                        (610) 873-5253

                  The Company will also deliver to each Plan participant who does not own any securities of the Company a copy of each report, proxy statement and other communication that the Company distributes to its security holders generally. Such materials will be sent at the time that it is sent to the Company's security holders and, if not received by any such Plan participant, may be obtained free of charge upon written or oral request using the address or telephone number set forth in the preceding paragraph.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

                  Sections 1741 and 1747 of the Pennsylvania Business Corporation Act, as amended (the "Act"), provides for indemnification of, and insurance for any person who is or was a representative of the Company and specifically empowers the Company to indemnify, subject to the standards therein prescribed, any person who is or was a representative of the Company in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a representative of the Company. Articles 23 and 24 of the Company's Bylaws require the Company to indemnify each of the Company's directors and officers in such capacity in which any such director or officer acts for or on behalf of the Company including as an employee or agent.

                  The Bylaws provide that the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  In addition, the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Company.

                  The Bylaws permit the payment of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

                  As provided in the Bylaws, the Company may purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

                  The Company will not indemnify any officer or director in any case where the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. The Bylaws also provide that a director of the Company will not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

                  (a) the director has breached or failed to perform the duties of his office, and

                  (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The Bylaws exclude:

          (a) the responsibility or liability of a director pursuant to a criminal statute, or

          (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         See the Exhibit Index attached to this Registration Statement.

Item 9. Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act
of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy or expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------
(5)               Opinion of Stradley, Ronon, Stevens & Young, LLP.

(23)              Consents.

                  (a) Consent of Stradley, Ronon, Stevens & Young, LLP (included in Exhibit 5).

                  (b) Consent of KPMG LLP Independent Registered Public Accounting Firm.



                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downingtown, State of Pennsylvania, on December 10, 2004.

DNB FINANCIAL CORPORATION
(Registrant)

By /s/ Bruce E. Moroney
   --------------------------------
   Bruce E. Moroney
   Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature) (Date)

/s/ Henry F. Thorne                                    December 10, 2004
------------------------------
Henry F. Thorne
President and Chief Executive Officer
Director

/s/ Bruce E. Moroney                                   December 10, 2004
------------------------------
Bruce E. Moroney
Chief Financial Officer
(Principal Accounting Officer)

/s/ William S. Latoff                                  December 10, 2004
------------------------------
William S. Latoff
Director
Chairman of the Board

/s/ Thomas R. Greenleaf                                December 10, 2004
------------------------------
Thomas R. Greenleaf
Director

/s/ James J. Koegel                                    December 10, 2004
------------------------------
James J. Koegel
Director

/s/ Eli Silberman                                      December 10, 2004
------------------------------
Eli Silberman
Director

/s/ James H. Thornton                                  December 10, 2004
------------------------------
James H. Thornton
Director